EXHIBIT  4.11




THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION THAT QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND FOR WHICH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT HAS BEEN PROVIDED.


Warrant No. 7                                               Date: March 22, 2004


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                         CONCURRENT COMPUTER CORPORATION


                Void after 5:00 P.M. (United States Eastern Time)
            on October 15, 2007, unless extended as provided herein.



     This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, Comcast Concurrent Holdings, Inc., or its registered assigns (the "HOLDER"), is entitled, subject to the terms and conditions set forth below, to purchase from Concurrent Computer Corporation, a Delaware corporation (the "COMPANY"), twenty-seven thousand three hundred and thirty-two (27,332) (the "WARRANT NUMBER") validly issued, fully paid and nonassessable shares (the "WARRANT SHARES") of Common Stock of the Company, par value $0.01 per share (the "COMMON STOCK"), subject to adjustment as provided herein, at a purchase price equal to $3.88 per share (the "EXERCISE PRICE").

     The term "WARRANT" as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1.   Term of Warrant.  Subject to the terms and conditions set forth herein,
     ---------------
this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 P.M. (United States Eastern
Time) on October 15, 2007 (subject to extension as provided below, the "EXERCISE PERIOD"); provided, however, that (a) in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday or United States federally recognized holiday, the expiration date for this Warrant shall be extended to 5:00 P.M. (United States Eastern Time) on the Business Day (as defined in
Section 6(i)) following such Saturday, Sunday or recognized holiday, (b) in the event that, on the expiration date of this Warrant, the Company is then required, pursuant to an effective demand therefor under that certain Registration Rights Agreement of even date herewith between the Company and the initial Holder hereof (the "REGISTRATION RIGHTS AGREEMENT") to use its reasonable best efforts to effect, or is in the process of effecting, a registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") for a public offering in which Warrant Shares are entitled to be included as provided in the Registration Rights Agreement, or if the Company is in default of any such obligations to register the sale of such Common Stock, the right to exercise this Warrant shall continue until the later of 5:00 P.M. (United States Eastern Time) on the 30th day following the date on which such registration shall have become effective or the 30th day following the date all such defaults shall have been cured, and (c) in the event that, on the expiration date of this Warrant, the Holder and the Company are in the process of complying with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), in accordance with the provisions of Section 2(d) below, the right to exercise this Warrant shall continue until 5:00 P.M. (United States Eastern Time) on the 30th day following the date on which any waiting period under the HSR Act applicable to the exercise of the Warrant shall have expired or been terminated.

2.   Exercise of Warrant.
     -------------------

          (a) This Warrant may be exercised by the Holder, in whole or in part, by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in any manner specified in subsection (c) of this Section 2.

          (b) The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within ten days thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

          (c) The Exercise Price shall be payable (i) in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers' check in lawful money of the United States of America; (ii) by surrendering to the Company the right to purchase a number of Warrant Shares equal to the product obtained by multiplying the number of Warrant Shares to be purchased (including any Warrant Shares to be surrendered) by a fraction, the numerator of which is the Exercise Price and the denominator of which is the Current Market Price (as defined in Section 6(i) below) of the Common Stock on the date of exercise of the Warrant, or (iii) in any combination of (i) or (ii). In the event the Exercise Price is to be paid, in whole or in part, in accordance with the payment method described in clause (ii), and compliance with the provisions of the HSR Act is required in accordance with subsection (d) of this Section 2 prior to the consummation of such exercise, the Current Market Price of the Common Stock shall be calculated as of the date on which the Holder notifies the Company of its decision to exercise the Warrant, pending compliance with the provisions of the HSR Act, rather than the date of the consummation of such exercise.

          (d) The Holder agrees that any exercise of this Warrant is, to the extent applicable, subject to compliance with the provisions of the HSR Act.
The Company agrees that, in the event that the exercise of this Warrant by the Holder requires compliance with any provisions of the HSR Act, the Company shall cooperate with the Holder in connection with any such filings by (i) making all filings required to be made on the Company's part under the HSR Act and (ii) promptly furnishing, or causing to be furnished, any information that may be required by the Federal Trade Commission or the Department of Justice under the HSR Act.

3.   No Fractional Shares or Scrip.  No fractional shares or scrip representing
     -----------------------------
fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Current Market Price multiplied by such fraction or, at the Company's option, round such fractional share to the nearest whole share.

4.   Replacement of Warrant.  On receipt of evidence reasonably satisfactory to
     ----------------------
the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.   Rights of Stockholders.  Subject to the provisions of Sections 6(l) and 8
     ----------------------
hereof, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

6.   Antidilution Provisions.  The Exercise Price and the Warrant Number shall
     -----------------------
be subject to adjustment from time to time as provided in this Section 6.

          (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock or any other security convertible into or exchangeable for shares of Common Stock (other than any rights, options or warrants described in subsection (b) of this Section 6), the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the denominator shall be the sum of (A) such number of shares referred to in clause (i) and (B) the total number of shares of Common Stock constituting such dividend or other distribution (or, in the case of a dividend or distribution of securities convertible into or exchangeable for shares of Common Stock, the total number of shares of Common Stock underlying such securities), such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (b) In case the Company shall hereafter issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock (such rights, options or warrants not being available on an equivalent basis to Holders of the Warrants upon exercise) at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), (i) the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for such determination shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such rights, options or warrants by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and (B) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase (or such number of shares of Common Stock underlying any convertible securities so offered for subscription or purchase), such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination (for the purposes of this subsection (b), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock), and (ii) if any such rights, options or warrants expire or terminate without having been exercised or are exercised for a consideration different from that utilized in the computation of any adjustment or adjustments on account of such rights, options or warrants, the Exercise Price with respect to any Warrant not theretofore exercised shall be readjusted such that the Exercise Price would be the same as would have resulted had such adjustment been made without regard to the issuance of such expired or terminated rights, options or warrants or based upon the actual consideration received upon exercise thereof, as the case may be, which readjustment shall become effective upon such expiration, termination or exercise, as applicable; provided, however, that all readjustments in the Exercise Price based upon any expiration, termination or exercise for a different consideration of any such right, option or warrant, in the aggregate, shall not cause the Exercise Price to exceed the Exercise Price immediately prior to the time such rights, options or warrants were initially issued (without regard to any other adjustments of such number under this subsection (b) that may have been made since the date of the issuance of such rights, options or warrants).

          (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such combination becomes effective shall be proportionately increased.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in subsection (b) of this Section 6, any dividend or distribution paid exclusively in cash and any dividend referred to in subsection (a) of this
Section 6), the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (i) the numerator shall be the Current Market Price at the close of business on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock , and (ii) the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (e) The Company may make such reductions in the Exercise Price, in addition to those required by subsections (a), (b), (c) and (d) of this Section 6, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (f) In case of any reclassification, recapitalization or other change in the outstanding securities of the class issuable upon exercise of this Warrant (including any such reclassification, recapitalization or other change upon a consolidation or merger in which the Company is the continuing corporation, but not including any transactions for which an adjustment is provided in subsection (c), (d) or (g) of this Section 6), the Company shall execute and deliver to the Holder a new warrant certificate, satisfactory in form and substance to the Holder and without payment of any additional consideration therefor, providing that the Holder shall have the right thereafter, during the period such Warrant shall be outstanding, to exercise such Warrant into the kind and amount (if any) of securities, cash and other property receivable upon such reclassification, recapitalization or other change by a holder of the number of shares of Common Stock issuable upon exercise of this Warrant had it been exercised immediately prior to such reclassification, recapitalization or other change. Such new Warrant shall provide for adjustments that, for events subsequent to the effective date of such new Warrant, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this subsection (f) shall similarly apply to successive reclassifications, recapitalizations and other changes in the outstanding securities of the class issuable upon exercise of this Warrant.

          (g) In case of any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, in each case in which this Warrant remains in full force and effect, the provisions of this Warrant shall be immediately and automatically amended, without any further action on the part of the Company or the Holder, to the extent necessary to entitle the Holder to exercise such Warrant into the kind and amount (if any) of securities, cash and other property receivable upon such consolidation, merger, sale of transfer by a holder of the number of shares of Common Stock that would have otherwise been issuable upon exercise of this Warrant had it been exercised immediately prior to such consolidation, merger, sale or transfer. If the holders of the Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer, then for the purpose of this Section 6, the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the choice specified by the Holder, which specification shall be made by the Holder by the later of (i) ten Business Days after the Holder is provided with a final version of all information required by law or regulation to be furnished to holders of Common Stock concerning such choice, or, if no such information is required, ten Business Days after the Holder is provided with a final version of all information that was otherwise furnished to the holders of Common Stock concerning such choice, and (ii) the last time at which holders of Common Stock are permitted to make their specification known to the Company. If the Holder fails to make any specification, the Holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Common Stock not affiliated with the Company or the other person to the merger or consolidation. Such new Warrant shall provide for adjustments that, for events subsequent to the effective date of such new Warrant, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this subsection (g) shall similarly apply to successive consolidations, mergers, sales or transfers.

          (h) If the Company, at any time within nine (9) months following the issuance of this Warrant and while the Warrant remains outstanding and unexpired, shall issue any Additional Shares of Common

Stock (as defined below) (otherwise than as provided in the foregoing subsections 6(a) through 6(g) above) at a price per share less, or for other consideration lower, than the Current Market Price as of the date of issuance of such Additional Shares of Common Stock, or without consideration, then upon such issuance the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the Current Market Price as of the date of issuance of such Additional Shares of Common Stock, and
(ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock. No adjustment of the Exercise Price shall be made under this subsection 6(h) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any such adjustments shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any such convertible securities (or upon the issuance of any warrants, options or any rights therefor) pursuant to subsections 6(i) or 6(j) hereof.

          (i) In case the Company shall issue any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock during the nine (9) month period referred to in Section 6(h) above, and the price per share for which Additional Shares of Common Stock may be issuable pursuant to the terms of such warrants, options or other rights on the date of issuance of such warrants, options or other rights shall be less than the Current Market Price as of the date of issuance of such warrants, options or other rights, then upon such issuance the Exercise Price shall be adjusted as provided in subsection 6(h) hereof on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to such warrants, options or other rights shall be deemed to have been issued as of the date of issuance of such warrants, options or rights, and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received by the Company for the issuance of such warrants, options, or other rights plus the minimum consideration to be received by the Company for the issuance of Additional Shares of Common Stock pursuant to such warrants, options, or other rights. Notwithstanding any other language in this
Section 6 to the contrary, the adjustments required under this Section 6, and the issuance of a new Warrant pursuant to Section 2(b), shall not be deemed, for purposes of further adjustments, to be an issuance of any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock.

          (j) In case the Company shall issue any securities convertible into Additional Shares of Common Stock during the nine (9) month period referred to in Section 6(h) above and the price per share for which Additional Shares of Common Stock may be issuable pursuant to the terms of such convertible securities on the date of issuance of such convertible securities shall be less than the Current Market Price as of the date of issuance of such convertible securities, then upon such issuance the Exercise Price shall be adjusted as provided in subsection 6(h) hereof on the basis that (i) the maximum number of Additional Shares of Common Stock issuable upon the conversion or exchange of all such convertible securities shall be deemed to have been issued as of the date of issuance of such convertible securities, and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received by the Company for the issuance of such convertible securities plus the minimum consideration to be received by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such convertible securities. No adjustment of the Exercise Price shall be made under this subsection upon the issuance of any convertible securities that are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if any such adjustments shall previously have been made upon the issuance of such warrants, options or other rights pursuant to subsection 6(i) hereof. Notwithstanding any other language in this Section 6 to the contrary, the adjustments required under this Section 6, and the issuance of a new Warrant pursuant to Section 2(b), shall not be deemed, for purposes of further adjustments, to be an issuance of any securities convertible into Additional Shares of Common Stock.

          (k) Whenever there shall be any change in the Exercise Price under this Section 6, then there shall be an adjustment (to the nearest thousandth) in the Warrant Number, which adjustment shall become effective at the time such change in the Exercise Price becomes effective and shall be made by multiplying the Warrant Number in effect immediately before such change in the Exercise Price by a fraction the numerator of which is the Exercise Price immediately before such change and the denominator of which is the Exercise Price immediately after such change.

          (l) The following provisions will be applicable to the making of adjustments in the Exercise


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
Price hereinabove provided in this Section 6:

               (i)  Computation of Consideration.  To the extent that any
                    ----------------------------
Additional Shares of Common Stock or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any securities convertible into Additional Shares of Common Stock shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be (x) the amount of the cash received by the Company therefor, (y) if such Additional Shares of Common Stock or warrants, options or other rights or convertible securities are offered by the Company for subscription, the subscription price, or (z) if such Additional Shares of Common Stock or warrants, options or other rights or convertible securities are sold to or through underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case disregarding any amounts paid or incurred by the Company for and in the underwriting of, or otherwise in connection with the issuance thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Company's Board of Directors in a manner reasonably acceptable to the Holder. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants, options or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any convertible securities shall be the consideration paid or payable to the Company in respect of the subscription for or purchase of such convertible securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such convertible securities. In case of the issuance at any time of any Additional Shares of Common Stock or warrants, options or other rights or convertible securities in payment or satisfaction of any dividends in a fixed amount, the Company shall be deemed to have received for such Additional Shares of Common Stock or warrants, options or other rights or convertible securities a consideration equal to the amount of such dividend so paid or satisfied.

               (ii)  Readjustment of Exercise Price.  Upon the expiration of the
                     ------------------------------
right to convert or exchange any convertible securities, or upon the expiration of any options, warrants or other rights, the issuance of which convertible securities, options, warrants or other rights effected an adjustment in the Exercise Price, if any such convertible securities shall not have been converted or exchanged, or if any such options, warrants or other rights shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such convertible securities or upon exercise of any such options, warrants or other rights shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section 6 after the issuance of such convertible securities, options, warrants or other rights) had the adjustment of the Exercise Price made upon the issuance or sale of such convertible securities or issuance of options, warrants or other rights been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such convertible securities, or upon the exercise of such options, warrants or other rights, and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in subsection (l)(i) hereof) shall be deemed to have been received by the Company.

          (m)  For the purpose of any computation under subsection (c) of
Section 2, Section 3 or Section 6, the current market price per share of Common Stock (the "Current Market Price") on any day shall be deemed to be the closing price per share as of the earlier of the last trading day prior to the date in question or the day before the Ex Date (as defined below) with respect to the issuance, payment or distribution. For this purpose, the term "Ex Date," when used with respect to the issuance, payment or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution. The closing price for each day shall be (i) as reported in the Wall Street Journal (Eastern Edition) on the Nasdaq National Market System, (ii) if the Common Stock is not listed or admitted to trading on the Nasdaq National Market System, as reported in the Wall Street Journal (Eastern Edition) on the SmallCap Market or the principal national securities exchange on which the Common Stock is listed or admitted to trading or (iii) if not listed or admitted to trading on the Nasdaq National Market System, on the SmallCap Market or on any national securities exchange, as determined in good faith by the Board of Directors of Company for that purpose. In the event that the Board of Directors of the Company determines the Current Market

Price pursuant to the preceding sentence, the Holder may, at its sole discretion, cause the Company to engage external independent appraisers selected by the Holder to determine the Current Market Price, which determination shall be binding. In the event that the Current Market Price determined by such independent appraisers differs from the Current Market Price determined by the Board of Directors of the Company by five percent (5%) or more and such difference is adverse to the interests of Holder, the Company shall bear the costs and expenses related to the independent audit; otherwise, the Holder shall bear such costs and expenses.

          (n) No adjustment in the Exercise Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this subsection (n)) would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments that by reason of this subsection (n) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (n) shall be made to the nearest cent or to the nearest 1/100 of a share of Common Stock, as the case may be. Notwithstanding the foregoing, any adjustment required by this subsection (n) shall be made no later than the expiration of the right to exercise the Warrant or a portion thereof.

          (o) Whenever the Exercise Price and Warrant Number is adjusted as herein provided:

               (i) the Company shall compute the adjusted Exercise Price and Warrant Number in accordance with Section 6 and shall prepare a certificate signed by the treasurer of the Company setting forth the adjusted Exercise Price and Warrant Number and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with any transfer agent; and

               (ii) a notice stating that the Exercise Price and Warrant Number have been adjusted and setting forth the adjusted Exercise Price and Warrant Number shall forthwith be required, and as soon as practicable after it is required, such notice (together with a copy of the certificate prepared under Section 6(o)(i) hereof) shall be mailed by the Company to the Holder of the Warrant at its last address as shall appear in the Warrant Register (as defined in Section 7(a)).

          (p)     In case:

               (i) the Company shall declare a dividend or other distribution on its Common Stock (other than a dividend payable exclusively in cash that would not cause an adjustment to the Exercise Price to take place pursuant to Section 6 above);

               (ii) the Company or any of its subsidiaries shall make a tender offer for the Common Stock;

               (iii) the Company shall authorize the granting to all Holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class;

               (iv) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (v) of the voluntary of involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be filed with any warrant agent, and shall cause to be mailed to the Holder of this Warrant at its last address as shall appear in the Warrant Register, at least ten days prior to the effective date hereinafter specified, a notice stating (A) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants is to be determined, or (B) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (v) of this subsection (p).

          (q)  For the purpose of this Section 6,
                    (i) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company, except:

                         (a)  shares of Common Stock outstanding as of the date
hereof;

                         (b)  shares of Common Stock issuable upon the exercise
of warrants, including this Warrant, which are outstanding on the date hereof;
and

                         (c)  shares of Common Stock (and/or options, warrants
or other Common Stock purchase rights) issued or to be issued to employees, officers or directors of, or advisors to the Company, pursuant to compensation plans, agreements or other arrangements that are approved by the Company's Board of Directors.

                    (ii) "Common Stock" shall mean the Company's Common Stock and any other shares of capital stock of the Company of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings or assets of the Company without limit as to amount or percentage.

7.     Transfer of Warrant.
       -------------------

          (a)  Warrant Register.  The Company will maintain a register (the
               ----------------
"WARRANT REGISTER") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register or transfer this Warrant in accordance with the terms of this Warrant by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until actual receipt by the Company of written notice from the Holder requesting a change of address or the transfer of this Warrant, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes.

          (b)  Warrant Agent.  The Company may, by written notice to the Holder,
               -------------
appoint an agent for the purpose of maintaining the Warrant Register referred to in subsection (a) of this Section 7, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c)  Transferability.  Subject to the restrictions on transfer set
               ---------------
forth in subsection (d) of this Section 7, title to this Warrant may be transferred, in whole or in part, without the consent of the Company, by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferred by endorsement and delivery. Upon surrender of this Warrant for transfer, properly endorsed on the Assignment Form, the Company at its expense shall issue, on the order of the Holder, a new warrant or warrants of like tenor, in such name as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof. Each holder of this Warrant, by holding it, agrees that this Warrant, when endorsed in blank, may be deemed negotiable, and that, when this Warrant shall have been so endorsed, the holder of this Warrant may be treated by the Company and all other persons dealing with this Warrant as the absolute owner of this Warrant for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer of this Warrant on the books of the Company, any notice to the contrary notwithstanding.

          (d)  Compliance with Securities Laws.

               (i) The Holder of this Warrant, by acceptance hereof, acknowledges that the transfer of this Warrant and the Warrant Shares is subject to the Holder's compliance with the provisions of the Securities Act and any applicable state securities laws in respect of any such transfer.

               (ii) The certificate or certificates representing any Warrant Shares acquired upon exercise of this Warrant, and any Common Stock or other securities issued in respect of such Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with the following legend (unless such a legend is no longer required under the Securities Act):

     THE TRANSACTION IN WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER

     OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION THAT QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND FOR WHICH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT HAS BEEN PROVIDED.

               (iii) The Company shall not be required to register the transfer of this Warrant or the Warrant Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company that this Warrant or the Warrant Shares, as applicable, are eligible for transfer without registration under the Securities Act; provided, however, that no such opinion of counsel shall be necessary in order to effectuate a transfer of this Warrant or any of the Warrant Shares (A) in accordance with the provisions of Rule 144(k) promulgated under the Securities Act or (B) with respect to the Warrant Shares, in accordance with the intended method of disposition set forth in any registration statement filed by the Company and covering the Warrant Shares pursuant to the Registration Rights Agreement.

               (iv) The conditions precedent imposed by this subsection (d) upon the transferability of this Warrant and the Warrant Shares shall cease and terminate as to this Warrant and any of the Warrant Shares (A) when such securities shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, (B) at such time as the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the restrictive legend on such securities is no longer required in order to establish compliance with the provisions of the Securities Act, or (C) when such securities are transferred pursuant to Rule 144 or become transferable in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. Whenever the conditions imposed by this subsection (d) shall terminate as hereinabove provided with respect to any of the Warrant Shares, the holder of any such securities bearing the legend set forth in Section 7(d)(ii) shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer taxes) and as expeditiously as possible, new stock certificates not bearing such legend.

8.     Covenants of the Company.  The Company hereby covenants and agrees that:
       ------------------------

          (a) during the term of this Warrant, the Company will reserve a sufficient number of shares of authorized and unissued Common Stock to provide for the issuance of Common Stock, which shares shall be duly authorized, fully paid and non-assessable, upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant;

          (b) the Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company;

          (c) all shares that may be issued upon exercise of this Warrant and payment of the Exercise Price, in accordance with the provisions set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein); and

          (d) issuance of this Warrant by the Company shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant and payment of the Exercise Price, in accordance with the provisions set forth herein.

9.     Notices.  Notices under this Warrant to the Company and the Holder shall
       -------
be provided in the manner, and to the addresses of the Company and the Holder, set forth in the Registration Rights Agreement, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10.     Amendments.  Neither this Warrant nor any term hereof may be amended,
        ----------
waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

11.     Governing Law.  This Warrant shall be governed in all respects by the
        -------------
internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

12.     Successors and Assigns.  This Warrant shall be binding upon the
        ----------------------
Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and assigns.

13.     Attorney's Fees.  In the event of a dispute with regard to the
        ---------------
interpretation of this Warrant, the prevailing party may collect the cost of reasonable attorney's fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party's rights hereunder.

     IN WITNESS WHEREOF, CONCURRENT COMPUTER CORPORATION has caused this Warrant to be executed by its authorized officer.

     Dated:  March 22, 2004


                                   CONCURRENT COMPUTER CORPORATION


                                   By:   /s/ Steven R. Norton
                                      -------------------------------------

                                   Name: Steven R. Norton
                                        -----------------------------------

                                   Title: Executive Vice President and CFO
                                         ----------------------------------